Exhibit 10.2
EXECUTION VERSION
F&G Annuities & Life, Inc.
801 Grand Ave. Suite 2600
Des Moines, IA 50309
March 10, 2023
BilCar, LLC
1701 Village Center Circle
Las Vegas, NV 89134
    Re:    Blackstone Participation Fee in Respect of New Business (this “Letter”)
Ladies and Gentlemen:
Reference is made to:
(a)the Participation Fee Agreement, dated as of June 1, 2020 (the “Participation Fee Agreement”), by and between Blackstone ISG-I Advisors, L.L.C., a Delaware limited liability company (the “Investment Manager”), MVB Management, LLC (“MVB”), Chinh E. Chu and William P. Foley, II;
(b)the Limited Liability Company Agreement of MVB, effective as of September 21, 2017, entered into between CC Capital Holdings, LLC (“CC Capital”) and BilCar, LLC (“BilCar”);
(c)the Amended and Restated Amendment to Investment Management Agreements; IMA Omnibus Termination Side Letter; SMA Fee Agreement and Participation Fee Agreement, dated September 24, 2021, by and between the Investment Manager, F&G Annuities & Life Inc., a Delaware corporation (“FGAL”) and Fidelity National Financial, Inc. (“FNF”);
(d)the Amendment to the Investment Management Agreements, Amended and Restated Investment Management Agreement Omnibus Termination Side Letter and the Amended and Restated Sub-Manager Fee Agreement, dated as of March 10, 2023 (the “Second IMA Omnibus Amendment), by and between the Investment Manager, FGAL and FNF; and
(e)the Amendment to Participation Agreement and Amendment of MVB LLCA, dated as of March 10, 2023, by and among the Investment, Manager, MVB, CC Capital, Mr. Chu, BilCar and Mr. Foley;
On March 10, 2023, FGAL’s audit committee approved entering into this Letter in connection with the execution of the Second IMA Omnibus Amendment.
As a result of the transactions contemplated by the Second IMA Omnibus Amendment, FGAL will receive certain benefits, including a reduction in the investment management fee payable to the Investment Manager in connection with assets held in respect of business written by FGAL’s subsidiaries after March 31, 2023 (“New Business”). In order to induce the Investment Manager to enter into the Second IMA Omnibus Amendment for the benefit of FGAL, (i) BilCar has agreed to forego all of its rights to receive its portion of the participation fee payable by Blackstone to MVB pursuant to the Participation Fee Agreement in respect of New Business and (ii) in light of BilCar’s fee concession, MVB has agreed to amend the Participation Fee Agreement to reduce the participation fee payable by the Investment Manager to MVB in respect of New Business by 50%.
    In light of the foregoing, FGAL and BilCar agree to the following:

1.Payment in Lieu of Participation Fee
(a)During the period beginning on April 1, 2023 and ending March 31, 2033, FGAL agrees to pay to BilCar, no later than ten (10) business days following:
(i)June 30 of each calendar year, an amount in immediately available funds equal to the sum of the quarterly payments made by the Investment Manager to MVB in respect of New Business for the most recent quarters ended March 31 and June 30; and
(ii)December 31 of each calendar year, an amount in immediately available funds equal to the sum of the quarterly payments made by the Investment Manager to MVB in respect of New Business for the most recent quarters ended September 30 and December 31;
provided, that (A) the initial payment after June 30, 2023 shall be made in respect of the calendar quarter between March 31 and June 30 only and (B) the final payment after March 31, 2033 shall be made in respect of the calendar quarter between January 1 and March 31, 2033 only.
(b)BilCar shall provide to FGAL all information available to it that is reasonably requested by FGAL regarding the participation fee paid by MVB in respect of New Business in order to permit FGAL to calculate the payments required to be made by Section 1(a).
2.No Assignment. This letter agreement, including the right to receive the payments contemplated by Section 1 hereof, shall not be assignable by BilCar; provided, that (a) nothing herein shall restrict BilCar from assigning this letter agreement or the right to receive the payments contemplated by Section 1 hereof to (i) a Family Member of Mr. Foley or (ii) an estate planning trust or entity established for the benefit of Mr. Foley or his Family Member(s) and (b) BilCar provides FGAL prior written notice of any such assignment. For purposes of this Letter, “Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or civil partner, sibling, niece, nephew, uncle, aunt, cousin, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of any individual, and any lineal descendants of any of the foregoing.
3.Governing Law; Arbitration; Waiver of Jury Trial
(a)To the extent consistent with any mandatorily applicable federal law, this Letter shall be governed by the laws of the State of New York without giving effect to any principles of conflicts of law thereof that would permit or require the application of the law of another jurisdiction and are not mandatorily applicable by law.
(b)Any controversy arising out of or in connection with this Letter shall be settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction. Without giving effect to Section 3(a), any such arbitration and this Section 3(b) shall be governed by Title 9 of the U.S. Code (Arbitration).
(c)EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the forgoing waiver and (ii) acknowledges that it has been induced to enter into this Letter by, among other things, the mutual waivers and certifications in this Section 3(c).
4.Entire Agreement. This Letter constitutes the entire agreement among the parties and their respective affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the parties with respect to the subject matter hereof and thereof.
5.Counterparts. This Letter may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by facsimile or other electronic means intended to preserve the original graphic or pictorial appearance of a document.

[Remainder of page intentionally left blank; signature pages follow]

Sincerely,
F&G ANNUITIES & LIFE, INC.
By:    /s/ Christopher Blunt
    Name:    Christopher Blunt
    Title:    President & CEO

[Signature Page Blackstone Participation Fee in Respect of New Business]

ACCEPTED AND AGREED

BILCAR, LLC

By: /s/ William P. Foley, II
Name: William P. Foley, II
Title: Manager

[Signature Page Blackstone Participation Fee in Respect of New Business]